101 JFK Parkway ☐ Short Hills, NJ 07078
news release
Contact: Domenick Cama ISBC
(973) 924-5105
dcama@isbnj.com

Investors Bancorp, Inc. Announces Decision Not to Participate in the Treasury Department’s Capital Purchase Program

Short Hills NJ - PR NEWSWIRE - November 12, 2008 - Investors Bancorp, Inc. (NASDAQ: ISBC)(“Company”), the holding company for Investors Savings Bank (“Bank”), announced that after careful consideration, the Company has decided not to participate in the Treasury Department’s Capital Purchase Program which is part of the broader Troubled Asset Relief Program (TARP). As of September 30, 2008, the Company had a tier 1 leverage capital ratio of 12.67%, a tier 1 risk based capital ratio of 22.33% and a total risk based capital ratio of 22.82%. The Company believes it is well positioned to continue lending to individuals and businesses in its New Jersey market and navigate through this difficult economic environment.

Investors Bancorp MHC, our mutual holding company parent, currently owns approximately 60% of the Company’s outstanding stock. The Company therefore has the ability to raise additional capital through a second step stock offering.

Kevin Cummings, President and Chief Executive Officer commented, “We applaud the efforts of the U.S. Government in an attempt to respond to the financial crises affecting the financial service industry. Given our excess capital position and the ability to raise additional capital, we have decided not to participate in the Capital Purchase Program.”

“During this period of unprecedented turmoil in the financial markets we have continued to increase our loan portfolio. We believe that our capital position will allow us to grow our business and take advantage of opportunities in the future.”

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and 52 branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset, Union and Warren Counties, New Jersey. For more information, please visit the Company's website at http://www.isbnj.com.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.